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                                                                    EXHIBIT d(7)





                        SUB-INVESTMENT ADVISORY AGREEMENT


                               __________ __, 2000


Credit Suisse Asset Management Limited
Beaufort House
15 St. Botolph Street
London EC3 A7JJ

Dear Sirs:

               Warburg Pincus Trust (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, on behalf of the Global Telecommunications Portfolio, and Credit Suisse Asset Management, LLC, as its investment adviser (the "Adviser"), herewith confirm their agreement with Credit Suisse Asset Management Limited (the "Sub-Adviser") as follows:

               1.      Investment Description; Appointment

               The Trust desires to employ the capital of the Portfolio by investing and reinvesting in securities of the kind and in accordance with the limitations specified in its Declaration of Trust, as may be amended from time to time, and in the Prospectus and Statement of Additional Information, as from time to time in effect (the "Prospectus" and "SAI," respectively), and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Trust. Copies of the Prospectus, SAI and Declaration of Trust have been or will be submitted to the Sub-Adviser. The Trust agrees to provide the Sub-Adviser copies of all amendments to the Prospectus and SAI on an on-going basis. The Trust employs the Adviser as its investment adviser. The Adviser desires to employ and hereby appoints the Sub-Adviser to act as its sub-investment adviser upon the terms set forth in this Agreement. The Sub-Adviser accepts the appointment and agrees to furnish the services set forth below for the compensation provided for herein.

               2.      Services as Sub-Adviser

               (a) Subject to the supervision and direction of the Adviser, the Sub-Adviser will provide investment advisory assistance and portfolio management advice to the Portfolio in accordance with (a) the Agreement and Declaration of Trust, (b) the Investment Company Act of 1940, as amended (the "1940 Act"), and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and all applicable Rules and Regulations of the Securities and Exchange Commission (the "SEC") and all other applicable laws and regulations and (c) the Portfolio's investment objective and policies as stated in the Prospectus and SAI and investment parameters provided by the Adviser from time to time. In connection therewith, the Sub-Adviser will:

                        (i) furnish the Adviser on behalf of the Portfolio such information, investment recommendations, advice and assistance as the Adviser shall from time to time reasonably request;
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                        (ii)    execute, or place orders for the execution of,
                                securities transactions on behalf of the Portfolio, after consultation with the Adviser;

                        (iii) confer with the Adviser concerning the purchase, retention or sale of securities on behalf of the Portfolio;

                        (iv) provide the Adviser with statistical, research and other factual data for its use in connection with the Portfolio's investment program;

                        (v) assist the Adviser in monitoring the execution of securities transactions and the settlement and clearance of securities transactions on behalf of the Portfolio; and

                        (vi) furnish the Adviser and the Trust's Board of Trustees with such periodic and special reports as the Trust or the Adviser may reasonably request.

               (b) In connection with the performance of the services of the Sub-Adviser provided for herein, the Sub-Adviser may contract at its own expense with third parties for the acquisition of research, clerical services and other administrative services that would not require such parties to be required to register as an investment adviser under the Advisers Act; provided that the Sub-Adviser shall remain liable for the performance of its duties hereunder.

               3.      Execution of Transactions

               (a) The Sub-Adviser will execute transactions for the Portfolio only through brokers or dealers appearing on a list of brokers and dealers approved by the Adviser. In executing transactions for the Portfolio, selecting brokers or dealers and negotiating any brokerage commission rates, the Sub-Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, the Sub-Adviser will consider all factors it deems relevant including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and for transactions executed through the broker or dealer in the aggregate. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, to the extent that the execution and price offered by more than one broker or dealer are comparable, the Sub-Adviser may consider any brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Sub-Adviser or to the Adviser for use on behalf of the Portfolio or other clients of the Sub-Adviser or the Adviser.

               (b) It is understood that the services of the Sub-Adviser are not exclusive, and nothing in this Agreement shall prevent the Sub-Adviser from providing similar services to other investment companies or from engaging in other activities, provided that those activities do not adversely affect the ability of the Sub-Adviser to perform its services under this Agreement. The Trust and the Adviser further understand and acknowledge that the persons employed by the

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Sub-Adviser to assist in the performance of its duties under this Agreement will not devote their full time to that service. Nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature, provided that doing so does not adversely affect the ability of the Sub-Adviser to perform its services under this Agreement.

               (c) On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Trust as well as of other investment advisory clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in a manner that is fair and equitable, in the judgment of the Sub-Adviser, in the exercise of its fiduciary obligations to the Portfolio and to such other clients. The Sub-Adviser shall provide to the Adviser and the Portfolio all information reasonably requested by the Adviser and the Portfolio relating to the decisions made by the Sub-Adviser regarding allocation of securities purchased or sold, as well as the expenses incurred in a transaction, among the Portfolio and the Sub-Adviser's other investment advisory clients.

               (d) In connection with the purchase and sale of securities for the Portfolio, the Sub-Adviser will provide such information as may be reasonably necessary to enable the custodian and co-administrators to perform their administrative and recordkeeping responsibilities with respect to the Portfolio.

               4. Disclosure Regarding the Sub-Adviser

               (a) The Sub-Adviser has reviewed the disclosure about the Sub-Adviser contained in the Trust's registration statement and represents and warrants that, with respect to such disclosure about the Sub-Adviser or information related, directly or indirectly, to the Sub-Adviser, such registration statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which is required to be stated therein or necessary to make the statements contained therein not misleading.

               (b) The Sub-Adviser agrees to notify the Adviser and the Trust promptly of any (i) statement about the Sub-Adviser contained in the Trust's registration statement that becomes untrue in any material respect or (ii) omission of a material fact about the Sub-Adviser in the Trust's registration statement which is required to be stated therein or necessary to make the statements contained therein not misleading or (iii) any reorganization or change in the Sub-Adviser, including any change in its ownership or key employees.

               (c) Prior to the Trust or the Adviser or any affiliated person (as defined in the 1940 Act, an "Affiliate") of either using or distributing sales literature or other promotional material referring to the Sub-Adviser ("Promotional Material"), the Trust or the Adviser, where applicable, shall forward such material to the Sub-Adviser and shall allow the Sub-Adviser reasonable time to review the material. The Sub-Adviser will not act unreasonably in its review of Promotional Material and the Trust or the Adviser, where applicable, will use all reasonable




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efforts to ensure that all Promotional Material used or distributed by or on behalf of the Trust or the Adviser will comply with the requirements of the Advisers Act, the 1940 Act and the rules and regulations promulgated thereunder.

               (d) The Sub-Adviser has supplied the Adviser and the Trust copies of its Form ADV with all exhibits and attachments thereto and will hereinafter supply the Adviser, promptly upon preparation thereof, copies of all amendments or restatements of such document.

               5. Certain Representations and Warranties of the Sub-Adviser

               (a) The Sub-Adviser represents and warrants that it is a duly registered investment adviser under the Advisers Act, a duly registered investment adviser in any and all states of the United States in which the Sub-Adviser is required to be so registered and has obtained all necessary licenses and approvals in order to perform the services provided in this Agreement. The Sub-Adviser covenants to maintain all necessary registrations, licenses and approvals in effect during the term of this Agreement.

               (b) The Sub-Adviser represents that it has read and understands the Prospectus and SAI and warrants that in investing the Portfolio's assets it will use all reasonable efforts to adhere to the Portfolio's investment objective, policies and restrictions contained therein.

               (c) The Sub-Adviser represents that it has adopted a written
Code of Ethics in compliance with Rule 17j-1 under the 1940 Act and will provide the Trust with any amendments to such Code.

               6. Compliance

               (a) The Sub-Adviser agrees that it shall promptly notify the Adviser and the Trust (i) in the event that the SEC or any other regulatory authority has censured its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (ii) in the event that there is a change in the Sub-Adviser, financial or otherwise, that adversely affects its ability to perform services under this Agreement or (iii) upon having a reasonable basis for believing that, as a result of the Sub-Adviser's investing the Portfolio's assets, the Portfolio's investment portfolio has ceased to adhere to the Portfolio's investment objective, policies and restrictions as stated in the Prospectus or SAI or is otherwise in violation of applicable law.

               (b) The Adviser agrees that it shall promptly notify the Sub-Adviser in the event that the SEC has censured the Adviser or the Trust; placed limitations upon any of their activities, functions or operations; suspended or revoked the Adviser's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions.

               (c) The Trust and the Adviser shall be given access to the records of the Sub-Adviser at reasonable times solely for the purpose of monitoring compliance with the terms of this Agreement and the rules and regulations applicable to the Sub-Adviser relating to its providing investment advisory services to the Portfolio, including without limitation records


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relating to trading by employees of the Sub-Adviser for their own accounts and on behalf of other clients. The Sub-Adviser agrees to cooperate with the Portfolio and the Adviser and their representatives in connection with any such monitoring efforts.

               7.      Books and Records

               (a) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Trust and further agrees to surrender promptly to either the Adviser or the Trust any of such records upon the request of either of them. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified therein.

               (b) The Sub-Adviser hereby agrees to furnish to regulatory authorities having the requisite authority any information or reports in connection with services that the Sub-Adviser renders pursuant to this Agreement which may be requested in order to ascertain whether the operations of the Trust and the Portfolio are being conducted in a manner consistent with applicable laws and regulations.

               8. Provisions of Information; Proprietary and Confidential Information

               (a) The Adviser agrees that it will furnish to the Sub-Adviser information related to or concerning the Portfolio that the Sub-Adviser may reasonably request.

               (b) The Sub-Adviser agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Portfolio, the Adviser and prior, present or potential shareholders and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder except after prior notification to and approval in writing of the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply or when requested to divulge such information by duly constituted authorities.

               (c) The Sub-Adviser represents and warrants that neither it nor any affiliate will use the name of the Trust, the Portfolio, the Adviser or any of their affiliates in any prospectus, sales literature or other material in any manner without the prior written approval of the Trust or the Adviser, as applicable.

               9.      Standard of Care

               The Sub-Adviser shall exercise its best judgment in rendering the services described herein. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust, the Portfolio or the Adviser in connection with the matters to which this Agreement relates, except that the Sub-Adviser shall be liable for a loss resulting from a breach of fiduciary duty by the Sub-Adviser with respect to the receipt of compensation for services; provided that nothing herein shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Trust, the Portfolio or the Adviser or to



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shareholders of the Trust or the Portfolio to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement. The Trust and the Adviser understand and agree that the Sub-Adviser may rely upon information furnished to it reasonably believed by the Sub-Adviser to be accurate and reliable and, except as herein provided, the Sub-Adviser shall not be accountable for loss suffered by the Trust or the Portfolio by reason of such reliance of the Sub-Adviser.

               10.     Compensation

               In consideration of the services rendered pursuant to this Agreement, the Adviser will pay the Sub-Adviser a quarterly fee equal to 50% of the quarterly amount received by the Adviser for its services as the Portfolio's investment adviser after any fee waivers and expense reimbursements. Such fee may be amended from time to time by mutual agreement between the Adviser and the Sub-Adviser, with the consent of the Trustees of the Trust. The fee for the period from the date of this Agreement to the end of the quarter during which this Agreement commenced shall be prorated according to the proportion that such period bears to the full quarterly period. Such fee shall be paid by the Adviser to the Sub-Adviser within ten (10) business days after the last day of each quarter or, upon termination of this Agreement before the end of a quarter, within ten (10) business days after the effective date of such termination. Upon any termination of this Agreement before the end of a quarter, the fee for such part of that quarter shall be prorated according to the proportion that such period bears to the full quarterly period. The Sub-Adviser shall have no right to obtain compensation directly from the Trust or the Portfolio for services provided hereunder and agrees to look solely to the Adviser for payment of fees due.

               11.     Expenses

               (a) The Sub-Adviser will bear all expenses in connection with the performance of its services under this Agreement, which shall not include the Portfolio's expenses listed in paragraph 11(b).

               (b) The Portfolio will bear certain other expenses to be incurred in its operation, including: investment advisory and administration fees; taxes, interest, brokerage fees and commissions, if any; fees of Trustees of the Trust who are not officers, Trustees, or employees of the Trust, the Adviser or the Sub-Adviser or affiliates of any of them; fees of any pricing service employed to value shares of the Trust; SEC fees, state Blue Sky qualification fees and any foreign qualification fees; charges of custodians and transfer and dividend disbursing agents; the Portfolio's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Portfolio's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Portfolio and of the officers or Board of Trustees of the Trust; and any extraordinary expenses.

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               12.     Term of Agreement

               This Agreement shall continue for an initial two-year period commencing on the date first written above, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (a) the Board of Trustees of the Trust or (b) a vote of a "majority" (as defined in the 1940 Act) of the Portfolio's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, (i) by the Adviser on 60 (sixty) days' written notice to the Portfolio and the Sub-Adviser, (ii) by the Board of Trustees of the Trust or by vote of holders of a majority of the Portfolio's shares on 60 (sixty) days' written notice to the Adviser and the Sub-Adviser, or (iii) by the Sub-Adviser upon 60 (sixty) days' written notice to the Trust and the Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act) by any party hereto. In the event of termination of this Agreement for any reason, all records relating to the Portfolio kept by the Sub-Adviser shall promptly be returned to the Adviser or the Trust, free from any claim or retention of rights in such records by the Sub-Adviser. In the event this Agreement is terminated or is not approved in the foregoing manner, the provisions contained in paragraph numbers 4(c), 7, 8 and 9 shall remain in effect.

               13.     Amendments

               No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (a) the holders of a majority of the outstanding voting securities of the Portfolio and (b) the Board of Trustees of the Trust, including a majority of Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust or of either party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

               14.     Notices

               All communications hereunder shall be given (a) if to the Sub-Adviser, to Credit Suisse Asset Management Limited, Beaufort House, 15th St. Botolph Street, London EC3A7JJ (Attention: Office of Legal Counsel), telephone:
44-20-7426-2795, telecopy: 44-20-7426-2799, (b) if to the Adviser, to Credit
Suisse Asset Management, LLC, 466 Lexington Avenue, New York, New York 10017 (Attention: Hal Liebes), telephone: (212) 875-3779, telecopy: (646) 658-0817, and (c) if to the Portfolio, c/o Credit Suisse Asset Management, LLC, 466 Lexington Avenue, New York, New York 10017 (Attention: Hal Liebes), telephone:
(212) 875-3779, telecopy: (646) 658-0817.

               15.     Choice of Law

               This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York in the United States, including choice of law principles; provided that




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nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or any applicable rules, regulations or orders of the SEC.

               16.     Miscellaneous

               (a) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions herein or otherwise affect their construction or effect.

               (b) If any provision of this Agreement shall be held or made invalid by a court decision, by statute or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

               (c) Nothing herein shall be construed to make the Sub-Adviser an agent of the Adviser, the Trust or the Portfolio.

               (d) This Agreement may be executed in counterparts, with the same effect as if the signatures were upon the same instrument.

               Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                              Very truly yours,

                              CREDIT SUISSE ASSET MANAGEMENT, LLC


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:

                              WARBURG PINCUS TRUST ON BEHALF OF THE GLOBAL
                              TELECOMMUNICATIONS PORTFOLIO


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:

CREDIT SUISSE ASSET MANAGEMENT LIMITED


By:
     -----------------------------------
     Name:
     Title:

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